Independent Auditors' Consent



The Board of Directors
American Physicians Service Group, Inc.:



We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to the restatement of the consolidated financial statements as of December 31, 1999 and 1998 and for the years then ended resulting from a change in the method of accounting for certain investments.



                                                          /s/ KPMG LLP
                                                          --------------------
                                                          KPMG LLP





Austin, Texas
February 26, 2001